Exhibit 99.1

NEWS RELEASE

Mitel Reports First Quarter Results

Beats consensus Non-GAAP Earnings Per Share

OTTAWA, May 7, 2015 — Mitel® (NASDAQ:MITL) (TSX:MNW), a global leader in business communications, today announced financial results for the first quarter of 2015. As reported highlights include:

•	$248.1 million in revenue for the quarter

•	Adjusted EBITDA of $30.4 million for the quarter

•	Non-GAAP quarterly EPS of $0.16

	Q1 ‘15		Q1 ‘14
	As reported	Constant Currency[1]	Proforma[2]	As reported[3]

Revenue	$248.1	$268.9	$277.4	$241.5

Net Income (Loss)	$5.3	$10.2	($30.8)	($13.6)

Non-GAAP Net Income	$16.5	$21.4	$16.9	$19.8

Adjusted EBITDA	$30.4	$35.3	$32.8	$35.6

All results are reported in millions of US dollars

See tables for reconciliation of non-GAAP measures to GAAP measures

1 - Constant currency in Q1-2015 assumes the same foreign currency exchange rates as in Q1-2014

2 - Proforma in Q1-2014 consists of the combined results of Mitel and Aastra from January 1, 2014 through March 31, 2014

3 - As reported in Q1-2014 consists of the results of Mitel for the full quarter and Aastra from the date of acquisition of January 31, 2014

Commenting on the quarter, Richard McBee, President and Chief Executive Officer, Mitel said, “Mitel’s broad portfolio of enterprise solutions and strong execution in both our premise and cloud businesses delivered another solid quarter for Mitel. These results were achieved despite significant foreign exchange headwinds and our continued move to a recurring revenue model in our rapidly growing cloud business. Our operational discipline ensures that our premise business remains consistently profitable, a source of financial strength and cash generation which we are reinvesting in strategic growth initiatives. Demand was strong for our cloud communications solutions as demonstrated in our adding over 35,000 new recurring seats during the quarter.”

“During the quarter, we took another major step in Mitel’s transformation as a leader in the enterprise and mobility communications industry with the acquisition of Mavenir Systems. Today, we have a unique and established foothold in the rapidly growing adjacent mobile market. The acquisition, which was completed last week, provides Mitel with an immediate revenue growth engine that uniquely positions the company to capitalize on the convergence of enterprise and mobile markets now rapidly transitioning to common IP network technology. Feedback from the mobile customer community is overwhelmingly favorable since we announced the deal.”

In the first quarter Mitel installed 98,600 new cloud seats, including 35,800 recurring cloud seats. Year-over-year, Mitel’s recurring cloud seats increased 114% and its total installed cloud base was up 82%. The table below highlights Mitel’s cloud operational metrics, as of March 31, 2015:

Cloud Operational Metrics *

	Q1’14*	Q2’14	Q3’14	Q4’14	Q1’15
Total Cloud Seats	625,699	754,045	861,624	1,039,032	1,137,679
Recurring Cloud Seats	142,600	195,673	244,889	269,155	304,956
Retail Monthly Average Revenue Per User (ARPU)	$48	$47	$46	$50	$50
Retail Average # of Seats per Customer	32	34	39	37	39
Retail Cloud Monthly Churn	0.6%	0.6%	0.7%	0.4%	0.8%

*	Consists of the combined results of Mitel and Aastra from January 1, 2014 through March 31, 2014.

Financial Highlights

Mitel completed the acquisition of Aastra Technologies Limited on January 31, 2014. “As reported” results are referred to below and in the tables attached to this press release. Comparative pro-forma results reflect results of the company as if it had been fully combined with Aastra Technologies for the entire first quarter of 2014.

AS REPORTED:

•	Total revenue increased 2.7% to $248.1 million for the first quarter of 2015 compared to the prior year, primarily as a result of the Aastra acquisition offset by foreign currency impacts.

•	GAAP net income of $5.3 million, or $0.05 per diluted share, compared to a net loss of $13.6 million, or $0.16 per diluted share.

•	Non-GAAP net income for the first quarter of 2015 was $16.5 million, or $0.16 per diluted share, compared to $19.8 million, or $0.22 per diluted share in the first quarter of

2014. The number of non-GAAP weighted-average common shares outstanding was 104.8 million and 88.5 million, respectively.

•	Adjusted EBITDA for the first quarter of 2015 was $30.4 million compared to $35.6 million in the year ago period, driven largely by the impact of unfavorable foreign exchange effects.

PRO-FORMA:

•	Total revenue was down 10.6% from $277.4 million in first quarter 2014 largely as a result of adverse foreign exchange movement and transition to recurring cloud.

•	Gross margins improved to 52.6% in the first quarter of 2015 compared to 51.9% in the prior year, as a result of integration synergies. In constant currency, gross margins expanded to 53.7%.

•	Non-GAAP net income for the first quarter of 2015 was $16.5 million, or $0.16 per diluted share.

•	Adjusted EBITDA for the first quarter of 2015 was $30.4 million.

“Mitel’s disciplined operating approach enabled the company to deliver another quarter of solid profitability despite revenue headwinds of $21 million from foreign exchange and an estimated $14 million impact from transitioning to a recurring cloud revenue model. Leveraging the successful ongoing integration of Aastra, we are now gearing up our integration program for Mavenir as our near-term priority,” said Steve Spooner, Chief Financial Officer, Mitel. He added, “The expected EBITDA growth will position us to rapidly pay down debt and invest for growth.”

Recent Business Highlights

•	Successfully completed the acquisition of Mavenir Systems

•	In a transaction that was almost three times oversubscribed, closed a new US$660 million term loan facility (maturing April 2022) together with a US$50 million undrawn revolver (maturing April 2020). The proceeds from the new term loan facility were used to pay down and discharge our existing term loan facility and to partially fund the acquisition of Mavenir.

•	Strengthened management team with appointments of Wes Durow to the position of Chief Marketing Officer and Graham Bevington as Chief Sales Officer

Business Outlook

Mitel has set the following financial performance guidance for the second quarter ending June 30, 2015. This guidance reflects approximately $29 million of unfavorable foreign currency impacts on revenue compared to the prior year.

Q2 2015 Guidance
	Pro-forma*	As Reported+

Revenue#	$280M - $305M	$275M - $300M
Gross Margin%	52% - 54%	52% - 54%
Adjusted EBITDA%	7% - 11%	10% - 14%
Non-GAAP EPS	$0.07 - $0.13	$0.15 - $0.22

*	Proforma consists of the combined results of Mitel and Mavenir from January 1, 2015
+	As reported will consist of Mitel’s full quarter results for the quarter ended June 30, 2015 and two months of results from Mavenir from April 29, 2015 (date of acquisition)

Conference Call Information

Mitel will host an investor conference call and live webcast today at 8:30 a.m. ET (5:30 a.m. PT) to discuss its financial results for the first quarter ended March 31, 2015. To access the conference call, dial 888-734-0328. Callers outside the U.S. and Canada should dial 678-894-3054. A replay of the conference call will be available through 5:00p ET on Monday, May 11, 2015. To access the replay, all callers should please dial 404-537-3406 and enter pass code 32709536. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including adjusted EBITDA, non-GAAP net income and non-GAAP operating expenses. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

About Mitel

A global market leader powering more than 2 billion business connections and 2 billion mobile subscribers every day, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and mobile operators connect, collaborate and take care of their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries, and 130 service providers including15 of the top 20 mobile carriers in the world. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Mavenir and the ability to recognize the anticipated benefits from the acquisition of Mavenir; the anticipated size of the markets and continued demand for Mitel and Mavenir products and the impact of competitive products and pricing that could result from the announcement of the acquisition of Mavenir; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future since its acquisition of Aastra; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to implement and achieve its business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015, and in Mavenir’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 3, 2015. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel does not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy.macleod@mitel.com

Cynthia Navarro (industry analysts),469-574-8113, cynthia.navarro@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael.mccarthy@mitel.com

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$100.8	$111.3
Accounts receivable	195.0	237.5
Sales-type lease receivables	15.9	18.1
Inventories	93.9	88.3
Deferred tax asset	34.8	31.7
Other current assets	46.4	53.2

	486.8	540.1
Non-current portion of sales-type lease receivables	17.8	19.7
Deferred tax asset	129.5	133.6
Property and equipment	47.2	50.7
Identifiable intangible assets	161.8	175.8
Goodwill	340.3	340.3
Other non-current assets	14.5	18.6

	$1,197.9	$1,278.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$184.1	$215.0
Current portion of deferred revenue	77.5	78.2
Current portion of long-term debt	5.8	6.2

	267.4	299.4
Long-term debt	285.4	310.6
Long-term portion of deferred revenue	34.6	35.6
Deferred tax liability	16.2	15.3
Pension liability	159.6	136.1
Other non-current liabilities	27.7	34.0

	790.9	831.0
Shareholders’ equity	407.0	447.8

	$1,197.9	$1,278.8

MITEL NETWORKS CORPORATION

STATEMENT OF OPERATIONS

(in millions of US dollars)

(unaudited)

	US GAAP As Reported Quarter Ended March 31, 2015	Proforma Quarter Ended March 31, 2015	US GAAP As Reported Quarter Ended March 31, 2014	Proforma Quarter Ended March 31, 2014(1)
Revenues	$248.1	$248.1	$241.5	$277.4
Cost of revenues	117.7	117.7	112.1	133.4

Gross margin	130.4	130.4	129.4	144.0

Expenses:
Selling, general and administrative	81.6	81.6	76.9	90.6
Research and development	26.9	26.9	26.3	31.9
Special charges and restructuring costs	13.0	13.0	13.2	28.2
Amortization of acquisition-related intangible assets	14.1	14.1	11.3	13.8

	135.6	135.6	127.7	164.5

Operating income	(5.2)	(5.2)	1.7	(20.5)
Interest expense	(4.6)	(4.6)	(5.9)	(6.0)
Debt retirement costs	(0.7)	(0.7)	(14.7)	(14.7)
Other income (loss)	15.4	15.4	0.1	(0.9)

Income (loss) from operations, before income taxes	4.9	4.9	(18.8)	(42.1)
Current income tax recovery (expense)	(0.5)	(0.5)	0.3	5.8
Deferred income tax recovery (expense)	0.9	0.9	4.9	5.5

Net income (loss)	$5.3	$5.3	$(13.6)	$(30.8)

Non-GAAP measures:
Adjusted EBITDA	$30.4	$30.4	$35.6	$32.8
Non-GAAP net income	$16.5	$16.5	$19.8	$16.9

(1)	For a reconciliation of Mitel’s US GAAP as reported results for the quarter ended March 31, 2014 to the Proforma results for the quarter ended March 31, 2014, please see Mitel’s current report on Form 8-K filed with the SEC on May 8, 2014.

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	As Reported Quarter Ended March 31, 2015	As Reported Quarter Ended March 31, 2014
Cash provided by (used in):
Net cash provided by operating activities	$21.1	$26.8
Net cash used in investing activities	(1.1)	(9.4)
Net cash provided by (used in) financing activities	(26.3)	77.4
Effect of exchange rate changes on cash balances	(4.2)	1.0

Net increase (decrease) in cash and cash equivalents	(10.5)	95.8
Cash and cash equivalents, beginning of period	111.3	40.2

Cash and cash equivalents, end of period	$100.8	$136.0

Additional information on capital expenditures:
Capital expenditures acquired with cash	$1.1	$3.2
Capital expenditures financed through capital leases and other	1.5	1.2

Total capital expenditures	$2.6	$4.4

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	U.S. GAAP, As Reported Quarter Ended March 31, 2015			Proforma Quarter Ended March 31, 2015
Revenues	Premise segment	Cloud segment	Total	Premise segment	Cloud segment	Total
Product	$150.1	$10.6	$160.7	$150.1	$10.6	$160.7
Services	63.4	0.7	64.1	63.4	0.7	64.1
Cloud recurring	—	23.3	23.3	—	23.3	23.3

Total revenues	$213.5	$34.6	$248.1	$213.5	$34.6	$248.1

Gross margin
Product	$86.0	$5.6	$91.6	$86.0	$5.6	$91.6
Services	27.5	0.3	27.8	27.5	0.3	27.8
Cloud recurring	—	11.0	11.0	—	11.0	11.0

Total gross margin	$113.5	$16.9	$130.4	$113.5	$16.9	$130.4

	U.S. GAAP, As Reported Quarter Ended March 31, 2014			Proforma Quarter Ended March 31, 2014
Revenues	Premise segment	Cloud segment	Total	Premise segment	Cloud segment	Total
Product	$159.8	$6.7	$166.5	$186.4	$7.4	$193.8
Services	55.9	—	55.9	63.5	0.2	63.7
Cloud recurring	—	19.1	19.1	—	19.9	19.9

Total revenues	$215.7	$25.8	$241.5	$249.9	$27.5	$277.4

Gross margin
Product	$95.3	$3.2	$98.5	$107.3	$3.5	$110.8
Services	21.6	—	21.6	23.6	—	23.6
Cloud recurring	—	9.3	9.3	—	9.6	9.6

Total gross margin	$116.9	$12.5	$129.4	$130.9	$13.1	$144.0

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	US GAAP As Reported Quarter Ended March 31, 2015	Proforma Quarter Ended March 31, 2015	US GAAP As Reported Quarter Ended March 31, 2014	Proforma Quarter Ended March 31, 2014
Net income (loss)	$5.3	$5.3	$(13.6)	$(30.8)
Adjustments:
Interest expense	4.6	4.6	5.9	6.0
Income tax expense (recovery)	(0.4)	(0.4)	(5.2)	(11.3)
Amortization and depreciation	19.3	19.3	16.2	19.5
Foreign exchange loss (gain)	(14.7)	(14.7)	0.3	1.3
Special charges and restructuring costs	13.0	13.0	13.2	28.2
Stock-based compensation	1.8	1.8	1.3	1.3
Debt retirement costs	0.7	0.7	14.7	14.7
Acquisition accounting for deferred revenue	0.8	0.8	2.8	3.9

Adjusted EBITDA	$30.4	$30.4	$35.6	$32.8

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	US GAAP As Reported Quarter Ended March 31, 2015	Proforma Quarter Ended March 31, 2015	US GAAP As Reported Quarter Ended March 31, 2014	Proforma Quarter Ended March 31, 2014
Net income (loss)	$5.3	$5.3	$(13.6)	$(30.8)
Income tax expense (recovery)	(0.4)	(0.4)	(5.2)	(11.3)

Net income (loss), before income taxes	4.9	4.9	(18.8)	(42.1)
Adjustments:
Foreign exchange loss (gain)	(14.7)	(14.7)	0.3	1.3
Special charges and restructuring costs	13.0	13.0	13.2	28.2
Stock-based compensation	1.8	1.8	1.3	1.3
Amortization of acquisition-related intangibles assets	14.1	14.1	11.3	13.8
Debt retirement costs	0.7	0.7	14.7	14.7
Acquisition accounting for deferred revenue	0.8	0.8	2.8	3.9

Non-GAAP net income, before income taxes	20.6	20.6	24.8	21.1
Non-GAAP tax expense(1)	(4.1)	(4.1)	(5.0)	(4.2)

Non-GAAP net income	$16.5	$16.5	$19.8	$16.9

Non-GAAP net income per share, diluted:
Non-GAAP net income per common share	$0.16	$0.16	$0.22	$0.16
Non-GAAP weighted-average number of common shares outstanding (in millions):	104.8	104.8	88.5	103.9

(1)	Non-GAAP tax expense is based on an effective tax rate of 20%.